SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2011

STANDARD MOTOR PRODUCTS, INC.
(Exact Name of Registrant as Specified in its Charter)

New York (State or Other Jurisdiction of Incorporation)	1-4743 (Commission File Number)	11-1362020 (I.R.S. Employee Identification Number)

37-18 Northern Boulevard, Long Island City, New York 11101
(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code:  718-392-0200

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 8.01.  Other Events

Acquisition of Engine Control Business of BLD Products, Ltd.

On April 27, 2011, Standard Motor Products, Inc. issued a press release announcing the acquisition of the Engine Controls business of BLD Products, Ltd. for approximately $27 million. BLD has plants in Holland, Michigan and Ocala, Florida, and manufactures a range of products including fuel pressure regulators, air by-pass valves, idle air control valves, and PCV valves.

A copy of the press release announcing this transaction is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

Item 9.01.  Financial Statements and Exhibits

(c)	Exhibits.

99.1	Press Release, dated April 27, 2011, announcing the acquisition of the Engine Controls Business of BLD Products, Ltd.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD MOTOR PRODUCTS, INC.

	By:	/s/ James J. Burke
James J. Burke
Vice President Finance, Chief Financial Officer

Date: April 27, 2011

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Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated April 27, 2011, announcing the acquisition of the Engine Controls Business of BLD Products, Ltd.

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